UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2020

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On July 14, 2020, the Board of Directors of Dine Brands Global, Inc. (the “Corporation”), acting pursuant to the authority granted to it by the Corporation’s Amended and Restated Bylaws, increased the size of the Board of Directors from ten to eleven directors. Also on July 14, 2020, the Board of Directors appointed Michael C. Hyter as a director of the Corporation, effective as of July 14, 2020. Mr. Hyter is an independent director who will serve with a term expiring at the Corporation’s 2021 annual meeting of stockholders.

Mr. Hyter has served as the Chief Diversity Officer at Korn Ferry International, an organizational and people advisory firm, since June 2020, and was Managing Partner of Korn Ferry International from September 2012 to June 2020. Previously, Mr. Hyter served as the President and Managing Partner of Global Novations LLC, a provider of diversity, inclusion and leadership development solutions, from 2006 to September 2012. From 2001 to 2006, Mr. Hyter served as President and Chief Executive Officer of Novations LLC.

Mr. Hyter will participate in the Corporation’s standard non-employee director compensation arrangements under which he will receive an annual board retainer of $70,000, additional annual committee retainers for serving on committees of the Board of Directors and an annual equity award targeted at $105,000 in value. In connection with his appointment to the Board of Directors, Mr. Hyter will also receive an initial equity award targeted at $105,000 that will cliff vest in full one year from the date of grant and settle in shares of common stock.

There are no transactions between Mr. Hyter (or any member of his immediate family) and the Corporation (or any of its subsidiaries), and there is no arrangement or understanding between Mr. Hyter and any other persons or entities pursuant to which Mr. Hyter was appointed as a director of the Corporation.

The Corporation issued a press release announcing the appointment of Mr. Hyter to the Board of Directors. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release announcing appointment of new director dated July 14, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 14, 2020	DINE BRANDS GLOBAL, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary